UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2005

TradeStation Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	000-31049	650977576
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8050 SW 10th Street, Suite 4000, Plantation, Florida		33324
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 652-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

TradeStation Group, Inc. issued a press release on October 27, 2005 announcing that separate family limited partnerships beneficially owned by each of William Cruz and Ralph Cruz, the company's Co-Chairman and Co-Chief Executive Officers, are each entering into a Rule 10b5-1 plan to sell up to 1,750,000 shares each over the period ending December 31, 2007. As of October 27, 2005, William Cruz beneficially owns 10,054,738 shares and Ralph Cruz beneficially owns 9,916,468 shares of company common stock. Under each of the two plans, no more than 450,000 shares (excluding privately negotiated sales, if any) may be sold during any three calendar-month period. Sales under each of the Rule 10b5-1 plans will not commence until after November 9, 2005. The press release is attached as Exhibit 99 hereto.

Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, permits corporate officers and directors to adopt written pre-arranged stock trading plans when they are not in possession of material, non-public information. Proposed and actual transactions will be disclosed publicly through Form 144 and Form 4 filings, respectively, with the Securities and Exchange Commission. The Form 4 filings also will be posted in the investor relations section of the company's Web site.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TradeStation Group, Inc.

October 27, 2005	By:	/s/ Marc J. Stone

Name: Marc J. Stone
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

99	Press release dated October 27, 2005